Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Catalent, Inc. 2018 Omnibus Incentive Plan of our reports dated December 8, 2023, with respect to the consolidated financial statements of Catalent, Inc. and the effectiveness of internal control over financial reporting of Catalent, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Iselin, New Jersey
April 8, 2024